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                                                                    EXHIBIT 10.2






                            CITIZENS & NORTHERN BANK

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN








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                            CITIZENS & NORTHERN BANK

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Sponsor hereby establishes the Plan and Trust for the purpose of providing retirement benefits to those Employees who constitute key or senior management of the Employer ("Sponsor").


                                    ARTICLE I
                                   DEFINITIONS


1.01 Board:                The Board of Directors of Citizens & Northern Bank.

1.02 Code:                 The Internal Revenue Code of 1986, as amended, or as
                           it may be amended from time to time.

1.03 Compensation:         All of a Participant's earnings or compensation which
                           is actually paid to him/her during the Plan Year.

1.04 Effective Date:       January 1, 1989.

1.05 Employer:             Citizens & Northern Bank and any subsidiary and/or
                           affiliated corporation which has properly adopted the Pension Plan, except where a specific reference is made to a particular corporation.

1.06 Employee:             An employee of the Employer who is a member of the
                           group which constitutes key or senior management of the Employer.

1.07 Participant:          An Employee participating in the Plan.

1.08 Pension Plan:         The Citizens & Northern Bank Pension Plan.

1.09 Plan:                 The Citizens & Northern Bank Supplemental Executive
                           Retirement Plan.

1.10 Plan Year:            The twelve (12) consecutive month period beginning
                           each January 1 and ending on December 31.

1.11 Administrator:        The administrator appointed to administer the Plan.

1.12 Retirement Date:      The later of age 62 and 5 years participation in the
                           Plan or actual retirement under the Pension Plan.

1.13 Trust Fund:           Any and all assets held under the Plan by the
                           Trustee.

1.14 Trustee:              Citizens & Northern Bank

1.15 Valuation Date:       (a) The last day of each calendar quarter; (b) in the
                           case of a Participant who retires the last business day of the calendar month coincident with or immediately preceding the date of such retirement;
                           and (c) each other date or dates provided by the Employer to the Trustee for the valuation of the Trust.


                                   ARTICLE II
                                   ELIGIBILITY


2.01 Employees who belong to the group of employees which constitute key or senior management, and their Beneficiaries, shall be eligible to participate in this Plan on the Effective Date. Employees who become members of the eligible class of Employees (i.e. key or senior management) of the Employer shall participate in the Plan at the discretion of the Board.
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                                   ARTICLE III
                                  CONTRIBUTIONS


3.01 The Employer will establish a Trust which will receive, hold and own all contributions made by the Employer to the Plan on behalf of Plan Participants. The Employer will make all contributions to the Plan.

3.02 The amount of contributions to the Plan shall be determined annually by the Board and shall be subject to the sole discretion of the Board. Contributions shall be limited such that when aggregated with Compensation paid to any one Participant the generally accepted rules of "reasonableness of compensation" will be observed. Thus the amount of Compensation paid during the Plan Year shall not exceed the value of services performed. In determining whether Compensation is "reasonable" the value of the services rendered in earlier years shall be taken into consideration.

                           The test of reasonableness shall be whether the total payments in the current Plan Year plus all Compensation paid in earlier years represents a reasonable allowance for all services rendered up to the end of the current Plan Year.

3.03 The Employer shall pay all the administrative expenses of the Plan and Trust Fund so long as the Plan and Trust remains in effect except that any expenses directly relating to the investments of the Trust Fund such as brokerage commissions, registration charges etc. shall be paid from Trust assets.

                                   ARTICLE IV
                                    BENEFITS

4.01 The amount of the benefit payable under the Plan shall be equal to that benefit which can be purchased with the funds in the Participant's account.

4.02 The benefit payable to or on behalf of a Participant as determined under section 4.01 shall be paid in the form of a single sum.

4.03 Benefits due under the Plan shall be distributed upon the occurrence of one of the following events:

                           (a) the Participant's attainment of his/her Retirement Date
                           (b)      the disability of the Participant;
                           (c)      the death of the Participant; or
                           (d) the acquisition of the Employer by another institution.

4.04 Benefits payable under the Plan shall be paid by the Trustee from Trust Fund assets and charged against the Account maintained with respect to the benefits of such Participant. No payment shall be made from the Trust Fund to or with respect to a Participant to the extent that such payment would exceed the balance then remaining in the Account maintained with respect to the benefits of such Participant.

4.05 A Participant has the right to designate a Beneficiary to receive any benefits under the Plan because of the death of the Participant before retirement and to change that designation from time to time.

4.06 The Plan shall provide a death benefit to the Beneficiary of a Participant who dies before reaching his/her Retirement Date. Such benefit shall be equal to the benefit thus accrued under the Plan for such Participant at the time of death.

4.07 In the event that a Participant incurs a long-term disability, as defined in the Pension Plan, he/she shall be entitled to a benefit equal to the benefit thus accrued under the Plan.
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                                    ARTICLE V
                                TRUST AND TRUSTEE

5.01 This Trust is established by the Employer for the purpose of accumulating funds to pay benefits under the Plan. Payments from the Trust to Participants or their Beneficiaries shall be in discharge of the Employer's liability under the terms of the Plan to such Participants to the extent such benefits are paid from the Trust.

5.02 Subject to the provisions of the Plan, this Trust shall be irrevocable. In addition, the Trust Fund shall be subject to the claims of the creditors of the Employer in a bankruptcy or other insolvency proceedings under federal or state law, but shall be maintained for the exclusive purpose of providing benefits to Participants under the Plan.

5.03 Each Participant's interest in his/her Account maintained in the Trust Fund shall be forfeitable and shall not vest to the Participant until the occurrence of one of the events enumerated in section
                           4.03 of the Plan. Termination of employment before the occurrence of one of these events shall result in the forfeiture of the Participants interest in his/her Account.

5.04 It is intended that the Trust constitute a "grantor trust" under Sections 671 through 679 of the Code. The Board shall inform the Trustee, in writing, if the Employer becomes insolvent. When so informed, the Trustee shall immediately suspend payments to Participants and shall hold assets of the Trust Fund for the benefit of the Employer's general creditors.

                           For purposes of this Plan, "general creditor" shall mean an unsecured creditor, irrespective of whether such creditor may by law have a priority claim to distribution of, but not a security interest in, assets of an insolvent debtor's estate.

                           The Employer shall be considered "insolvent" for purposes of this Plan in the event of (a) the Employer's inability to pay debts as they mature; (b) a general assignment for the benefit of the Employer's creditors; c) the voluntary commencement by the Employer of any proceeding under Title II of the United States Code or any other law of any jurisdiction for the relief liquidation or rehabilitation of debtors (i.e. insolvency proceedings); (d) the making of an admission by the Employer of any of the material allegations of or consenting to or acquiescing in a petition, application, motion or complaint commencing an insolvency proceeding or the seeking by the Employer of the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidation or similar official of or for it or for a substantial part of its assets; (e) the involuntary commencement of an insolvency proceeding against the Employer which is not fully stayed, timely controverted or dismissed within 120 days after the filing thereof, or (f) the appointment or taking of possession by a receiver, custodian, trustee, liquidator or similar official of or for the Employer or of or for a substantial part of its assets.

5.05 If the Trustee suspends benefit payments and subsequently resumes such payments, the first payment to a Participant following such discontinuance shall include the aggregate amount of all benefit payments which would have been made to such Participant during the period of such discontinuance, less the aggregate amount of payments made to such Participant by the Employer, in lieu of payments from the Trust Fund, during any such period of discontinuance.

5.06 The Trustee shall receive, hold, invest, administer and distribute the assets of the Trust Fund in accordance with the provisions of the Plan.

5.07 The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Plan, which shall be available for inspection or audit during regular business hours.

5.08 Except as otherwise provided in the Plan, the income and profits of the Trust Fund shall be accumulated and added to the principal of the Trust Fund and invested and reinvested therewith as a single fund. The Trustee is authorized to invest the assets of the Trust Fund in such bonds, notes, debentures, mortgages, certificates, the stock of the Employer, preferred or common stock or such other property, real or personal, within the United States. The Trustee in its discretion may hold in cash such portion of the Trust Fund as shall be reasonable under the prevailing circumstances, pending
                           investment or payment of expenses or distribution of benefits. Such investments must be sufficiently diversified or insured or otherwise guaranteed to minimize the risk of large losses.
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5.09                       Notwithstanding any other provision of this Plan, all
                           or a part of the assets may be invested in a collective or common trust fund or pooled investment fund presently or hereafter maintained by the Trustee as the same may be amended from time to time, and the Declaration of Trust establishing such collective or common fund is hereby made a part hereof as if set forth at length herein. The assets of the Trust Fund invested in said collective or common trust shall be held and administered by the Trustee strictly in accordance with the terms of the instrument creating such trust and the combining of assets of the Trust with assets of other trusts in such collective or common trust fund is specifically authorized hereby; provided, however, that prior to investing any portion of the Trust in such collective or common trust for the first time the Trustee shall obtain the written permission of the Employer.

5.10 The Trustee may consult with legal counsel, who may be counsel for the Employer, in respect to any of its rights, duties or obligations under the Plan and Trust Fund.

5.11 Where more than one individual Trustee is appointed, the right to make any decision or undertake any action shall be a joint responsibility of all Trustees except that the Employer may designate any one of the Trustees to act on behalf of all of the Trustees in the execution of any documents affecting the Trust.

                           No single Trustee shall be liable for any loss resulting from the acts or omissions of another Trustee to whom specific responsibilities, obligations or duties have been delegated by the Employer or by agreement among all of the Trustees, except where a Trustee knowingly participates in or conceals a fiduciary breach of duty of another Trustee or having knowledge of such breach, does not take reasonable measures under the circumstances to remedy such breach, or enables another Trustee to constitute a breach by failure to carry out his or her own responsibilities with the reasonable care, skill, prudence and diligence of individuals familiar with such matters.

  5.12 All reasonable costs, charges and expenses incurred by the Trustee in connection with the administration of the Trust Fund and all reasonable costs, charges and expenses incurred by the Administrator in connection with the administration of the Plan (including fees for legal services rendered to the Trustee or Administrator) shall be paid by the Employer. The Trustee and Administrator may be paid such reasonable compensation as may be agreed upon from time to time between the Employer, Trustee and Administrator.

5.13 The Trustee shall have the following powers, rights and duties in addition to those delegated to it elsewhere in the Plan or by law:

                          (a) To sell, convey, transfer, exchange, partition, mortgage, pledge or otherwise deal with or dispose of any asset of the Trust Fund in such manner, for such consideration and upon such terms and conditions as the Trustee, in its discretion, shall determine;

                           (b) To retain, manage, invest, improve, operate and control any assets of the Trust Fund;

                           (c) To employ such agents and counsel as may be reasonably necessary in collecting, managing, administering, investing, distributing and protecting the Trust Fund of the assets thereof and to pay them reasonable compensation;

                           (d) To settle, compromise or abandon all claims and demands in favor of or against the Trust Fund;

                           (e) To organize and incorporate (or participate in the organization or incorporation of) under the laws of any state, a corporation for the purpose of acquiring the holding title to any property which the Trustee is authorized to acquire for the Trust Fund and to exercise with respect thereto any of the powers, rights and duties it has with respect to other assets of the Trust Fund;

                           (f)      To cause title to the assets of the Trust
                                    Fund to be held in the name of the Trustee,
                                    in bearer form so that title will pass by
                                    delivery or in any other manner authorized
                                    by the laws of the State of Incorporation of
                                    the Trustee, if a corporate trustee, or the
                                    state of residence, if an unincorporated
                                    trustee, provided that the records of the
                                    Trustee shall indicate the true ownership of
                                    such assets; and
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                          (g)       To exercise any of the powers and rights of
                                    an individual owner with respect to any
                                    property of the Trust Fund and to do all other acts in its judgment necessary or desirable for the proper administration of the Trust Fund.

5.14 The Trustee shall be protected in acting upon any notice, direction, certificate or other paper or document believed by the Trustee to be genuine and to have been executed by a Participant or by the employer or a duly authorized person or persons representing the Employer.

5.15 The Trustee may resign at any time upon sixty days' notice, in writing, to the Employer. The Trustee may be removed by the Employer at any time upon sixty days' notice, in writing, to the Trustee. Upon such resignation or removal the Employer shall appoint a successor Trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder.

5.16 The Trustee will maintain a separate Account for each Employee to which will be credited the Employer contributions and earnings thereon. As of each Valuation Date the Trustee shall value each Participant's Account as follows:

                          (a)       As of each Valuation Date, or more
                                    frequently, any increases or decreases in the fair market value of the Trust Fund since the last adjustment and all income of the Trust Fund for such period shall be credited to or deducted from the Account of a Participant in the ratio that such Account bears to all Accounts.

                          (b) As of each Valuation Date the Accounts of all Participants shall be adjusted to reflect the effects of income, realized and unrealized gains and losses and expenses.

                          (c) In order to determine the increase or decrease in the fair market value of the Trust Fund, the market value of the Trust assets there shall be subtracted therefrom:

                                    (i)   the amount of any Employer
                                          contributions which have been made to
                                          the Trust Fund for that Plan Year; and

                                    (ii)  the amount of any benefits which are
                                          due but not yet paid.

                          (d) Credits or deductions to a Participant's Account shall be deemed to have been made on the date to which they are related although actually determined on some later date. Distributions to a Participant or Beneficiary shall be based on the Valuation Date coincident with or preceding the date of payment.

                                   ARTICLE VI
                                 ADMINISTRATION

6.01 The Administrator shall have such powers and duties as are necessary for the proper administration of the Plan, including, but not limited to, the power to make decisions with respect to the application and interpretation of the Plan.

6.02 The Administrator shall be entitled to rely on the advice or opinion of any consultant, accountant or attorney and such persons may also act in their respective professional capacities as advisors to the Employer.

6.03 Subject to the limitations contained in the Plan, the Administrator shall be empowered from time to time, at its discretion, to establish rules for the transaction of its business and for the administration of the Plan.

6.04 The Administrator shall provide written instructions to the Trustee with respect to all payments which become due under the terms of the Plan and shall direct the Trustee to make such payments from the Trust Fund. The Trustee shall act and shall be fully protected in acting in accordance with such orders, requests and instructions.

6.05 The Administrator shall be responsible for filing any returns, reports or documents with the various government agencies, such as the Internal Revenue Service as required by law or the regulations and
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                           not filed by the Trustee. In addition, the
                           Administrator shall also be responsible for providing communication to Employees and Participants as required by law or the regulations.

6.06 The Administrator shall maintain, and furnish the Trustee with, such reports, documents and information as shall be required by the Trustee to carry out its obligations under this Plan, including, but not limited to, written reports setting forth the identity of Participants with respect to whose benefits contributions are made to the Trust and the amount of such contributions. In addition, the Administrator shall maintain, and furnish to Participants and the various federal agencies, such reports, documents and information as is required by the reporting and disclosure provisions of ERISA.

6.07 Upon the occurrence of one of the events enumerated in section 4.03 of the Plan, the Administrator, on behalf of such Participant, shall furnish the Trustee with a written certification which includes the amount of the Participant's benefits, the present value of such benefits and, if applicable, the identity of the Participant's Beneficiary and the specific conditions under which benefits shall become payable to such Beneficiary.

6.08 Claims: The Administrator shall make each claim determination in a uniform and non-discriminatory manner. Within 90 days after the receipt of the claim b the Administrator, the Administrator shall either grant the claim, deny the claim, or notify the Participant, former Participant, or Beneficiary, (hereafter "Claimant") that special circumstances have required an extension of time for the processing of the claim; such extension not to exceed 180 days from the original notice.

                           Within 30 days after denial of any benefit under the Plan, the Administrator shall give to the Claimant written notice by certified mail, directed to his or her last a address of record with the Administrator, of the denial of claim for benefits. The notice shall set forth the specific reason for such denial, shall make specific reference to Plan provisions upon which the denial is based, shall describe any additional material or information necessary for the Claimant to perfect his or her claim and why such material is necessary, and shall advise the Claimant that he or she may file a written appeal of the determination with the Administrator within 60 days after receipt of such notice. In connection with such appeal, the Claimant or his or her duly authorized representative may preview pertinent documents and submit issues and comments in writing. Failure of the Claimant to file a written appeal with the Administrator within the allowable 60-day period shall constitute an irrevocable consent by the Claimant to the Administrator's decision denying the benefit claimed, and the Administrator's written notice shall so state.

                           Within 60 days after the filing of the appeal, the Administrator shall notify the Claimant either as to the decision on the appeal or that special circumstances require an extension of time for processing; such extension not to exceed 120 days from the date of the filing of the appeal. If neither the decision nor a notice of extension is furnished within the 60-day period, the claim shall be deemed to be denied on appeal.

                           All notices under this section shall be written in a manner calculated to be understood by Claimant.


                                   ARTICLE VII
                            AMENDMENT AND TERMINATION


7.01 While it is the intention of the Employer that this Plan should be permanent and continue to operate, the Employer reserves the right to terminate the Plan and the Trust, at any time, at its discretion, subject to the approval and consent of the Board.

7.02 The Employer reserves the right to amend the Plan and the Trust agreement at any time, and from time to time, by appropriate action of the Board and delivery of a certified copy of the amendment to the Administrator and/or the Trustee. However, no amendment shall have the effect of increasing or decreasing, or otherwise altering, the duties of the Trustee without the consent, in writing, of the Trustee.
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                                  ARTICLE VIII
                                  MISCELLANEOUS

8.01 The Trust is created and accepted in the Commonwealth of Pennsylvania. All questions pertaining to the validity or construction of the Trust agreement and the acts and transactions of the parties hereto and their respective successors shall be determined in accordance with the laws of that Commonwealth, except as to matters governed by federal law.

8.02 Nothing contained in this Plan and this Trust agreement shall create, or be construed or interpreted to create, any new or additional obligations on the part of the Employer to retain any person in its employ or interfere in any way with the light of the Employer to discharge any Employee.

8.03 Should any provision of this Plan or Trust agreement be determined by a court of competent jurisdiction to be unlawful or unenforceable, such determination shall not adversely affect the remaining provisions of this Plan and Trust agreement, unless it shall make impossible the maintenance or operation of the Plan and the Trust for its intended purpose. To the extent any provision of this Plan and Trust agreement is determined to be unlawful or unenforceable, this Plan and Trust agreement shall be construed to be carried out to the fullest extent possible in a lawful and enforceable manner.

8.04 This Plan and Trust agreement may be executed in any number of counterparts, each of which shall be considered an original and said counter parts shall constitute but one and the same instrument.

8.05 The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Employer for payment of benefits hereunder. No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Employer by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have the rights of a general creditor of the Employer with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guarantee by the Employer or any other entity or person that the assets of the Employer will be sufficient to pay any benefit hereunder.

8.06 The Employer shall from time to time pay taxes of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes levied or assessed upon the Trust Fund are not paid by the Employer, the Trustee shall pay such taxes out of the Trust Fund. In addition, the Trustee shall deduct from each payment under this Plan any federal, state or local withholding or other taxes or charges which the Trustee may be required to deduct under applicable law; provided, however, that the Trustee shall be fully protected in relying upon information provided by the Employer as to state or local tax withholding requirements.

8.07 No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge prior to actual receipt thereof by the payee. Any attempt to do so shall be void and the Employer shall not be liable for or subject to the debts, contracts, liabilities or torts of any person entitled to any benefit under the Plan.

IN WITNESS WHEREOF, the individuals have hereunto set their hands and have caused this instrument to be executed by the Employer and the Trustee.

                                                CITIZENS & NORTHERN BANK

Employer



Date: 12/21/89                                  William K. Francis /s/
      --------                                  ----------------------
                                                President/CEO



Trustee(s)

Date: 12/21/89                                  Thomas L. Briggs /s/
      --------                                  --------------------
                                                Trust Officer